THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS SECURITY, INCLUDING PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED OF EVEN DATE HEREWITH BETWEEN LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., AS THE INITIAL HOLDER OF THIS SECURITY, AND THE CIT GROUP/BUSINESS CREDIT, INC. A COPY OF SUCH INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID). PURSUANT TO TREASURY REGULATION SECTION 1.1275-3(b)(1), JAMES C. DODD, A REPRESENTATIVE OF THE ISSUER, WILL, BEGINNING TEN DAYS AFTER THE ISSUE DATE OF THIS SECURITY, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION SECTION 1.1275-3(b)(1)(i). MR. DODD MAY BE REACHED AT TELEPHONE NUMBER (602) 631-4005.

                          SECURED SENIOR NOTE DUE 2000

$5,000,000.00                                                 December 31, 1999

         FOR VALUE RECEIVED, SIMULA, INC., an Arizona corporation (the "COMPANY"), SIMULA SAFETY SYSTEMS, INC., an Arizona corporation ("SSSI"), SIMULA TRANSPORTATION EQUIPMENT CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation ("SIMTECH"), AIRLINE INTERIORS, INC., an Arizona corporation ("AIRLINE INTERIORS"), ARTCRAFT INDUSTRIES CORP., an Arizona corporation ("ARTCRAFT INDUSTRIES"), SIMULA COMPOSITES CORPORATION (formerly known as Viatech, Inc.), a Delaware corporation ("COMPOSITES"), SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an Arizona corporation ("SASD"), SIMULA TECHNOLOGIES, INC., an Arizona corporation ("STI"), INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation ("ICSE"), SIMULA POLYMER SYSTEMS, INC., an Arizona corporation ("POLYMER"), SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom ("SIMULA AUTOMOTIVE


                                 TERM A NOTE

UK"), and CCEC CAPITAL CORP., an Arizona corporation ("CCEC" and, together with the Company, SSSI, SimTech, Airline Interiors, Artcraft Industries, Composites, SASD, STI, ICSE, Polymer and Simula Automotive UK, the "COMPANY PARTIES"), hereby jointly and severally promise to pay to the order of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"), or any registered assigns (including the Purchaser, the "HOLDER"), the sum of FIVE MILLION DOLLARS ($5,000,000.00) in immediately available funds and in lawful money of the United States of America, together with interest thereon, all as provided in this Secured Senior Note Due 2000 (this "NOTE"). This Note is being issued in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement dated of even date herewith among the Company Parties and the Purchaser (as it may be amended, supplemented or otherwise modified and in effect from time to time, the "SECURITIES PURCHASE AGREEMENT"). All capitalized terms used and not otherwise defined in this Note shall have the meanings set forth in the Securities Purchase Agreement.

         The Indebtedness evidenced by this Note, including the payment of principal of, premium, if any, interest on and all other amounts owing under this Note, shall rank PARI PASSU with all other Senior Indebtedness of the Company Parties. Without limiting the generality of the foregoing, the Indebtedness evidenced by this Note shall constitute "Senior Indebtedness" as such term is defined in the Indenture dated as of April 1, 1997, among the Company, the "Subsidiary Guarantors" (as such term is defined therein) and Bank One, Columbus, NA, as trustee thereunder.

         1. PAYMENT OF INTEREST; DEFAULT RATE. So long as no Default or Event of Default shall have occurred and be continuing, the Company Parties jointly and severally agree to pay interest in cash on the unpaid principal balance of this Note from the date hereof until fully paid at a rate per annum equal to fifteen percent (15.0%). Interest on this Note shall be payable monthly in arrears on the last Business Day of each calendar month (or portion thereof), commencing on January 31, 2000 (each an "INTEREST PAYMENT DATE"). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first and the last day.

                  If any Default or Event of Default shall occur and be continuing, then, in addition to the rights and remedies available to the Holder under the Securities Purchase Agreement, this Note, the other Investment Documents and Applicable Laws, the Company Parties jointly and severally agree to pay interest in cash on the unpaid principal balance of, premium, if any, accrued and unpaid interest on, and all other amounts owing under this Note at a rate per annum (the "DEFAULT RATE") equal to fifteen percent (15.0%), PLUS two percent (2.0%) during the first sixty (60) days that such Default or Event of Default remains uncured or unwaived and, thereafter, such rate shall further increase by one percent (1.0%) per annum over the applicable rate during the first sixty (60) day period or subsequent thirty (30) day


                                        2
                                   TERM A NOTE
period, as the case may be, for each additional thirty (30) days that such Default or Event of Default remains uncured or unwaived.

         2. PAYMENT OF PRINCIPAL; MATURITY DATE. The Company Parties jointly and severally agree to pay in full the entire outstanding principal balance of this Note, outstanding premium, if any, accrued and unpaid interest and all other unpaid amounts owing under this Note on September 30, 2000 (the "MATURITY DATE").

         3.       [INTENTIONALLY OMITTED.]

         4. MANDATORY PREPAYMENTS. In addition to the mandatory prepayments required to be made by the Company pursuant to SECTION 5:

                  (a) ASSET SALES. If at any time any Company Party intends to consummate any Asset Sale (including, without limitation, any Asset Sale involving the sale of the Voting Stock, or all or substantially all of the assets, of any of its Subsidiaries) in any Fiscal Year (which Asset Sale, when taken together with any other Asset Sales in the same Fiscal Year, exceeds aggregate proceeds of $25,000), it shall, within ten (10) Business Days prior to the proposed date of consummation of such Asset Sale, notify the Holder in writing of the proposed Asset Sale (including, without limitation, the subject matter and the material terms thereof and the proposed date of consummation) and the proposed use of the proceeds to be derived from such Asset Sale. Within two
(2) Business Days following the Holder's receipt of such written notice, the Holder may, by written notice furnished to the Company, direct the applicable Company Party to apply all Net Available Cash derived from such Asset Sale to prepay the outstanding principal balance of, premium, if any, and accrued and unpaid interest on this Note. If the Holder directs such Company Party to make the mandatory prepayment contemplated by this SECTION 4(a), such Company Party shall make such prepayment within one (1) Business Day following the receipt of the Net Available Cash derived from such Asset Sale.

                  In addition, to the extent that any Company Party receives any cash or cash equivalents upon the sale, conversion, collection or other liquidation of any non-cash proceeds from such Asset Sale, the Company shall notify the Holder in writing within two (2) Business Days of such receipt. The Holder may, within five (5) Business Days after receipt of such written notice, direct such Company Party (by written notice furnished to the Company) to make a mandatory prepayment under this SECTION 4(a) with such cash or cash equivalents and, if the Holder so directs such Company Party, such Company Party shall make such mandatory prepayment within one (1) Business Day following its receipt of the Holder's notice.

                  (b)      [INTENTIONALLY OMITTED.]


                                        3
                                   TERM A NOTE

                  The mandatory prepayments provided for in this SECTION 4 shall be paid at 100.0% (I.E., without premium) of the principal amount required to be prepaid, and shall be accompanied by the payment of any accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment, all as provided for above.

         5. CHANGE IN CONTROL. If a Change in Control shall occur at any time, the Holder may, at its sole election, require the Company Parties to prepay this Note, in whole or in part, at any time during the one hundred and eighty (180) day period following the occurrence of the Change in Control, at 102.0% of the principal balance of this Note, PLUS all accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment. The Company shall notify the Holder in writing, if possible, of any Change in Control at least five (5) days prior to the date that such Change in Control is scheduled to occur. The Company shall also notify the Holder of the date on which any Change in Control shall have actually occurred within one (1) Business Day after such date and shall inform the Holder, in such notification, of the Holder's right to require the Company Parties to prepay this Note as provided in this SECTION 5 and of the date on which such right shall terminate. If the Holder elects to require the Company Parties to prepay this Note pursuant to this SECTION 5, it shall furnish a written notice to the Company advising the Company of such election and the outstanding principal balance hereof, premium, accrued and unpaid interest and all other amounts to be prepaid. The Company Parties jointly and severally agree to prepay this Note in accordance with this SECTION 5, SECTION 7 and such written notice within one
(1) Business Day after its receipt of such written notice.

         6. HOLDER ENTITLED TO CERTAIN BENEFITS. This Note is one of the "Notes" referred to in, and the Holder is entitled to the rights and benefits under, the Securities Purchase Agreement, including, without limitation, the right to accelerate the outstanding principal balance of, premium, if any, accrued and unpaid interest on, and all other amounts owing under this Note upon the occurrence of an Event of Default. In addition, this Note is secured by the "Collateral" referred to in the Collateral Documents and is guaranteed by the Subsidiary Guarantors under the Guaranty.

         7. MANNER OF PAYMENT. Payments of principal, interest and other amounts due under this Note shall be made no later than 2:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America and (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Company and, if to the Purchaser, to: Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067; ABA No. 121000358; Account No. 1154603239; Attention: Cheryl Stewart (or such other place of payment as the Purchaser may designate in writing). All such payments shall be made without any deduction whatsoever, including, without limitation, any deduction for set-off, recoupment, counterclaim or taxes. Any payments received after 2:00 p.m. (noon) (Los Angeles time) shall be deemed


                                        4
                                   TERM A NOTE
to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the immediately preceding Business Day, together with all accrued and unpaid interest through the actual due date of payment.

         8. MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on this Note is ever reduced as a result of this SECTION 8 and at any time thereafter the maximum rate permitted under Applicable Law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under Applicable Law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this SECTION 8.

         9. WAIVERS. Each Company Party hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind whatsoever to which it may be entitled under Applicable Law or otherwise, except for notices to which the Company Parties are expressly entitled under this Note.

         10. REGISTRATION OF NOTES. Each Company Party shall maintain at its principal executive office a register in which it shall register this Note, any Assignments of this Note or any other notes issued hereunder and any other notes issued upon surrender hereof and thereof. At the option of the Holder, this Note may be exchanged for one or more new notes of like tenor in the principal denominations requested by the Holder, and the Company Parties shall, within three (3) Business Days after the surrender of this Note at the Company's principal executive offices, deliver to the Holder such new note or notes. In addition, each Assignment of this Note, in whole or in part, shall be registered on the register immediately following the surrender of this Note at the Company's principal executive offices. The Company may require the Holder, as a condition to the registration of any Assignment hereunder, to represent and warrant to the Company that the Assignment complies with applicable federal or state securities laws and to deliver an opinion of its legal counsel to such effect.

         11. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of any Assignment, the Company Parties may treat the Person in whose name any Note is registered as the owner and Holder of such Note for all purposes whatsoever, and the Company Parties shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole and absolute discretion, subject to applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein or otherwise, nothing in this Note, the Securities Purchase Agreement or any other Investment Document or otherwise shall


                                        5
                                   TERM A NOTE
confer upon the participant any rights in the Securities Purchase Agreement or any other Investment Document, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of this Note, the Securities Purchase Agreement and any other Investment Document.

                  In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of this Note, the Securities Purchase Agreement or any other Investment Document, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under this Note, the Securities Purchase Agreement, any other Investment Document or otherwise. Notwithstanding the foregoing, the Holder will not agree with the Company Parties, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Holder's written request therefor): (a) to reduce the principal of or rate of interest on this Note or (b) to postpone the date fixed for payment of principal of or interest on the Indebtedness evidenced by this Note. If the participant does not timely reply to the Holder's request for such consent, the participant shall be deemed to have consented to such agreement and the Holder may take such action in such manner as the Holder determines in the exercise of its independent business judgment.

         12. ASSIGNMENT AND TRANSFER. Subject to Applicable Law, the Holder may, at any time and from time to time and without the consent of any Company Party, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than $500,000 in principal amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)). Upon surrender of this Note at the Company's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, the Company Parties shall, at their expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled. If the entire outstanding principal balance of this Note is not being assigned, the Company Parties shall issue to the Holder hereof, within three (3) Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more Notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made PRO RATA with respect to all such Notes in accordance with the outstanding principal amounts thereof, respectively.


                                        6
                                   TERM A NOTE

         13. LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company Parties shall issue and deliver within three (3) Business Days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         14. COSTS OF COLLECTION. The Company Parties jointly and severally agree to pay to the Holder all costs and expenses, including the fees and expenses of all attorneys, accountants and other experts retained by the Holder, which are expended or incurred by or on behalf of the Holder in connection with (a) the collection and enforcement of this Note, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to this Note or the Indebtedness evidenced hereby; (c) the protection or preservation of any rights or remedies of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing the Company's or any of its Subsidiaries' financial affairs if any Default or Event of Default shall have occurred or the Holder shall have determined in good faith that a Default or an Event of Default may likely occur, which actions shall include, but not be limited to, the following: (i) inspect the facilities of the Company and its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and its Subsidiaries; (ii) have an accounting or other firm selected by the Holder review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof;
(iii) interview the Company's and each of its Subsidiaries' employees, attorneys, accountants, customers and any other Persons related to the Company or such Subsidiaries which the Holder believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of the Company or any of its Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Company and/or its Subsidiaries; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company that is guarantying or otherwise securing the payment and performance of this Note; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Holder to secure repayment of this Note; or (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with any case under Bankruptcy Law. The Company Parties hereby consent to the taking of the foregoing actions by the Holder.


                                      7
                                 TERM A NOTE

         15. EXTENSION OF TIME. The Holder may, at its sole option, extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgence without affecting or diminishing the Holder's right to full recourse against the Company Parties hereunder, which right is expressly reserved.

         16. NOTATIONS. Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company Parties with respect thereto.

         17. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         18. CAPTIONS; CONSTRUCTION AND INTERPRETATION. The captions contained in this Note are for convenience of reference only, do not constitute a part of this Note and are not to be considered in construing or interpreting this Note. The Company Parties and the Holder have each been represented by counsel in the negotiation and drafting of this Note, and neither the Company Parties nor the Holder nor their respective counsel shall be deemed the drafter of this Note for purposes of construing the provisions of this Note. All provisions of this Note shall be construed in accordance with their fair meaning, and not strictly for or against the Company Parties or the Holder.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


                                      8
                                 TERM A NOTE

         19. WAIVER OF JURY TRIAL. EACH COMPANY PARTY AND THE HOLDER (BY ACCEPTANCE THEREOF) HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT TO RESOLVE ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS NOTE, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

              IN WITNESS WHEREOF, the Company Parties have caused this Note to be executed and delivered by its or their duly authorized representatives on the date first above written.

                               SIMULA, INC., an Arizona corporation


                               By:   /s/ James C. Dodd
                                     -----------------------------------------
                                     James C. Dodd
                                     Executive Vice President and Chief
                                     Financial Officer


                               By:   /s/ Nora T. Harden
                                    ------------------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


                               SIMULA SAFETY SYSTEMS, INC., an Arizona
                               corporation


                               By:   /s/ James C. Dodd
                                     -----------------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:   /s/ Nora T. Harden
                                     -----------------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                                      9
                                 TERM A NOTE

                               SIMULA TRANSPORTATION EQUIPMENT
                               CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation


                               By:   /s/ James C. Dodd
                                     -----------------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:   /s/ Nora T. Harden
                                     -----------------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                               AIRLINE INTERIORS, INC., an Arizona corporation


                               By:   /s/ James C. Dodd
                                     -----------------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:   /s/ Nora T. Harden
                                     -----------------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                               ARTCRAFT INDUSTRIES CORP., an Arizona corporation


                               By:   /s/ James C. Dodd
                                     -----------------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:   /s/ Nora T. Harden
                                     -----------------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                                       10
                                   TERM A NOTE

                               SIMULA COMPOSITES CORPORATION (formerly
                               known as Viatech, Inc.), a Delaware corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary

                               SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an
                               Arizona corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                               SIMULA TECHNOLOGIES, INC., an Arizona
                               corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                                       11
                                  TERM A NOTE

                               INTERNATIONAL CENTER FOR SAFETY
                               EDUCATION, an Arizona corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                               SIMULA POLYMER SYSTEMS, INC., an Arizona corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                               SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary


                                       12
                                  TERM A NOTE

                               CCEC CAPITAL CORP., an Arizona corporation


                               By:    /s/ James C. Dodd
                                     ----------------------------------
                                     James C. Dodd
                                     Vice President and Treasurer


                               By:    /s/ Nora T. Harden
                                     ----------------------------------
                                     Nora T. Harden
                                     Assistant Secretary



                                       13
                                  TERM A NOTE